UNITED STATES
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Subject Company: Liberty Media Corporation
Commission File No. 001-35707

Excerpts of Liberty Media Corporation’s 2016 Investor Day Presentation, November 10, 2016

Forward-Looking Statements This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed acquisition of Formula 1 (“F1”) (the “proposed acquisition”), the anticipated benefits of the proposed acquisition, future business strategies for F1, business strategies including investments in new and existing businesses and equity affiliates, market potential, new service and product launches, the continuation of our stock repurchase plans, the new Atlanta Braves stadium and mixed-use facility and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Media or its subsidiaries, satisfaction of the conditions to the proposed acquisition and our ability to realize the expected benefits of this transaction, the availability of acquisition opportunities, changes in law and government regulations that may impact the derivative instruments that hedge certain of our financial risks and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this presentation, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-Q and 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s business which may affect the statements made in this presentation. During today’s presentation we will discuss free cash flow of SiriusXM, which is a non-GAAP financial measure. Please refer to the Appendix at the end of this presentation for definitions and applicable GAAP reconciliations.

Additional Disclaimers Important Note Regarding Formula 1 Financial Information This presentation includes certain financial information regarding F1, which is a privately-held foreign company. Accordingly, F1 does not provide periodic financial reporting materials similar to those filed by a publicly traded, U.S. company (such as reports filed with the U.S. Securities and Exchange Commission). In addition, F1 financial information is presented, or obtained from financial information presented, in accordance with International Financial Reporting Standards as adopted by the EU (“IFRS”). This financial information is based solely on information that has been provided to Liberty Media in the course of its evaluation of the proposed acquisition and was not independently compiled by Liberty Media. Liberty Media is providing this information for illustrative purposes only and not for the purpose of soliciting proxies in respect of any proposals relating to the proposed acquisition or offers to buy or sell shares of any series of Liberty Media’s common stock. Liberty Media stockholders and other investors are urged to read the proxy statement as filed with the SEC relating to the proposed acquisition. Additional Information Nothing in this presentation shall constitute a solicitation to buy or an offer to sell shares of Liberty Media’s Series C Liberty Media common stock or any other series of its common stock. Liberty Media stockholders and other investors are urged to read the proxy statement (a preliminary filing of which has been made with the SEC) because it will contain important information relating to the proposed acquisition of F1. Copies of Liberty Media’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations, (720) 875-5420. Participants in the Solicitation The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed acquisition of F1. Information regarding the directors and executive officers of Liberty Media is available in its definitive proxy statement, which was filed with the SEC on July 8, 2016, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing (a preliminary filing of which has been made with the SEC). Free copies of these documents may be obtained as described in the preceding paragraph.

Milestones Since Last Meeting See slide 35 for additional detail. Initial investment of 18.7% closed on 9/7/2016; completed 0.4% follow-on investment on 10/27. Subject to shareholder approval. Settled Vivendi litigation for pre-tax proceeds of $511m Tracking stock recapitalization completed 4/15 SiriusXM repurchase program has increased Liberty Media ownership to 65.5% as of 10/25 Up from 60.7% one year ago Completed rights offering and raised $203m in proceeds Raised over $400m in funding for ballpark and mixed-use projects Ballpark and mixed-use development progressing on-time and on-budget On-field performance turnaround Finished 37-35 post All-Star break Announced agreement to acquire Formula 1 for $8.0b valuation(1) Completed initial investment for 19.1%(2) interest Liberty Media Group expected to be renamed Formula One Group upon closing(3) Raised $445m TWX exchangeable debt Proceeds used to fund initial Formula 1 investment Closed $500m LYV margin loan to fund remaining consideration for Formula 1

Liberty Media Group: Transition to the Fast Lane

Formula One Group Pro Forma NAV:

$ in millions

Formula 1 Enterprise Value[(1)]	$8,045
69.6m LYV shares x $26.90	$1,873
Other public holdings[(2)]	$472
Braves Group interest[(3)]	$149
Other private assets[(4)]	$159
Cash[(5)]	$647
Attributed debt[(6)]	($5,838)
NAV	**$5,508**

Components of Liberty Media Group (Since Tracking Stock Creation and F1 Announcement)



Implied Value Increase Attributable to F1 Acquisition
PF Market Cap 11/3/16
Value to New Holders
LMCK Shares to be Issued in F1 Transaction(7)
$741
$404
$1,145
$18
Value to Existing Holders
Change in Value of Listed Investments
$3,334
+20%
Market Cap 9/7/16
Market Cap 4/18/16
$6,315
$1,520
$1,818
Recapitalization
F1 Announcement
Today

Note: Market data as of 11/3/16 unless otherwise noted. NAV figure excludes tax liabilities.

(1) As of announcement date of acquisition of Formula 1 based on LMCK transaction reference price of $21.26.

(2) Includes holdings in Time Warner Inc., Time Inc., Ideiasnet and Viacom as of 11/3/2016 and other debt securities as of 9/30/2016.

(3) Represents 9.1m notional BATRK shares underlying 15.5% inter-group interest in Braves Group as of 11/3/2016. Not reflected in outstanding share count of Braves Group.

(4) Analyst estimates.

(5) Liberty Media Group cash balance as of 9/30/16, pro forma for $691m F1 cash balance as of 7/31/16 and $154m of proceeds under Live Nation Margin loan closed 11/8/2016 (incremental liquidity of $346m available under margin loan), less cash payable to F1 sellers at second closing and deal fees (assuming all deal fees paid at second closing).

(6) Attributed Liberty Media Group debt as of 9/30/16 (inclusive of F1 debt of $4.1b) and pro forma for exchange of $351m exchangeable security for LMCK shares. Excludes fair market value adjustment.

(7) Assumes 138m LMCK shares issued plus pro forma amount for dilutive impact of $351m LMCK exchangeable security, in each case, at LMCK share price of $21.70 as of 9/7/2016.

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Survey Says Market Approves LMCK Share Price Performance Since Recapitalization (4/18/2016 – 11/3/2016) LMCK +47% post recapitalization on 4/15/16 Note: Market data as of 11/3/16. LMCK +23% post F1 announcement on 9/7/16 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 4/18/16 5/6/16 5/24/16 6/11/16 6/29/16 7/17/16 8/4/16 8/22/16 9/9/16 9/27/16 10/15/16 11/2/16

Transaction Structured to Benefit All Parties Teams Operating control of asset Non-voting LMCK issuance maintains voting structure Efficient tax structure Complete list of legacy F1 ownership listed on slide 36. Legacy F1 Owners(1) Buyer Fans Partially monetize asset Maintain ownership interest through LMCK; benefit from additional upside in asset with path to future liquidity Board seat at Liberty Media Corporation Opportunity to participate in investment of Formula 1 Stability from long-term ownership New ownership focused on investing in growth of sport Enhanced management of sport Stability from long-term ownership New ownership focused on investing in growth of sport Opportunity to improve fan experience leveraging Liberty Media portfolio companies

Strategic Rationale for Formula 1 Acquisition Iconic Global Sporting Competition Rich 67-year history Unique scale global sports league Represents annual unique television viewership Massive Reach 5 Continents 21 Countries 21 Events in 2016 Huge international fan base Over 400m fans globally (1) Attractive demographic for sponsorship and advertising Attractive Financial Profile Diverse revenue streams Multi-year contracted revenues Asset-light model with no “stadium” type investments High cash flow conversion Enables efficient capital structure Tax efficient structure

Global Fan Base with Unparalleled Popularity

Wide Sphere of Influence



Royalty

Chris Bosh & Dwayne Wade





Brad Pitt & George Clooney



Kendall Jenner & Friends

Consistent Sell-Out Attendance

2015 Race	Race Day Attendance[(1)]
Britain	140,000
Mexico	134,850
USA	101,667
Melbourne	101,500

By comparison…

Avg. NASCAR race attendance[(2)]: 99,853

Avg. NFL Stadium[(3)]: 79,000

Highest Attended Super Bowl XIV: 103,985[(4)]

2014 FIFA World Cup Avg. Attendance: 52,918[(5)]

Avg. Daily Attendance: 150,000[(6)]

Backed by Attractive Sponsors


Heineken
UBS UBS
ROLEX
Fly Emirates

1) Note: represents estimate of attendance on race day, not cumulative three-day total. Source: "What race attendance figures tell us about the state of F1," F1 Fanatic, 2/15/16 and F1 management estimates.
2) Source: "NASCAR Racing Statistics," Statistic Brain, 7/14/16.
3) Source: "Stadiums of Pro Football," http://www.stadiumsofprofootball.com/comparisons.htm.
4) Source: "Super Bowl Attendance By The Numbers," SportingCharts, 3/3/15.
5) Source: "FIFA World Cup™ All Time Statistics", Fifa.com.
6) Source: Las Vegas Sun, 10/20/16.

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Formula 1 Fun Facts Source: Third party information. 1.5 billion Cumulative TV broadcast audience for 2015 season 1.923 Seconds is world record pit stop time (Red Bull Racing 2013 and Williams 2016) 3 Number of kilograms driver loses during course of average race due to temperature and g-force 4 Number of seconds for an F1 car to accelerate to 160 kmph and decelerate back to zero 7 Most F1 World Championships (Michael Schumacher) 9 Most consecutive race wins: Sebastian Vettel (2013) 18 Age of youngest Grand Prix winner: Max Verstappen (Spain 2016) 2,800-4,000 Number of times F1 driver will change gears during a race 80,000 Number of components that make up each car

Formula 1 Significant Profitability and Cash Flow Conversion

- Attractive margins and very low capital intensity generate best in class profitability and cash flow conversion
  - Adjusted EBITDA[(1)] margins of 26% for LTM 7/31/2016
  - Unlevered FCF[(2)] margin of 26% for LTM 7/31/2016 representing unlevered cash flow conversion of 98%
- Largest cost item (team payments) primarily variable
  - Variable payments calculated primarily as % of Prize Fund Adjusted EBITDA[(3)]
  - Team payments[(4)] represented 66% of 2015 Adjusted EBITDA (pre-team payments)
- Modest margin expansion expected near-term
- Majority of revenue contracts denominated in USD
  - Modest amount of GBP-denominated revenue but virtually offset by GBP-based expenses (HQ, production facilities)



LTM 7/31/16 Cash Flow Bridge
($ in millions)
Represents % of Revenue
$1,829
98% Unlevered Cash Flow
26.2%
$479
25.7%
$470
Revenue
Adjusted EBITDA(1)
Unlevered FCF (2)

Note: Please see "Important Note Regarding Formula 1 Financial Information" at the beginning of this slide presentation.

(1) Defined as Revenue less cost of sales, SG&A expense (which excludes depreciation, amortization and certain one-time exceptional costs identified by management) and FX, adjusted to add back amortization of historic one-off contractual payments to FIA and teams; includes team payment expense.

(2) Defined as Adjusted EBITDA less cash taxes and capital expenditures; average levered free cash conversion from 2012 – 2015 approximated 50%.

(3) As described in our preliminary proxy statement filed 11/1/16.

(4) Excluding amortization costs from historic payments to teams.

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Recent Revenue Growth Trends... Mix of and number of races Escalators in existing race promoter contracts Increasing value of live sports media rights Escalators in existing broadcast agreements Minimal net growth in advertising & sponsorship revenues 19 Races 21 Races Recent revenue growth driven primarily by annual escalators in contractual revenue streams and optimizing race calendar ($ in millions) $1,639 $1,829 2013 Revenue Race Promotion Broadcasting Advertising, Sponsorship & Other LTM 7/31/2016 Revenue

…Multiple Areas for Future Upside

1 Race Promotion

- Increase number, optimize mix and enter new strategic markets
  - Optimize locations to best monetize value from other revenue streams (i.e. sponsorship and digital)
- Key focus on Europe as foundation of F1 with additional opportunities in Americas and Asia
- Build entertainment experience for existing fans and bring new fans to non-race events to further drive race attendance and viewership

2 Broadcasting

- Increase monetization of TV rights in conjunction with increased promotion of sport
  - March 2016 renewal of exclusive rights deal with Sky from 2019-2024 demonstrates potential upside across F1's rights portfolio
- Improve sport's positioning within networks' line-ups
- Potential to move from free-to-air to competitive pay services

3 Advertising & Sponsorship

- Support and coordinate advertising and sponsorship with teams to ensure maximization of sport's opportunity
  - June 2016 agreement for Heineken® to become Global Partner of Formula 1 with multi-year term demonstrates future opportunities in sponsorship
- F1 has 19 advertising and sponsorship counterparties[(1)]

4 Digital

- F1 currently derives less than 1% of revenue from digital
- Monetize rich programming already created at every race at modest incremental cost across digital platforms
- Build targeted digital platform directed at hard-core fan base

5 Expand Franchise

- Growth opportunities in merchandise, increased driver engagement, gamification etc.
- Develop secondary races (GP2 and GP3) and related events
- Create additional unique events beyond main competition for added monetization opportunity

(1) Includes global partners or official suppliers and counterparties that purchase event based advertising.

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Recapping Formula 1 Acquisition

Overview

- Announced definitive agreement to acquire Formula 1 on 9/7
  - F1 assets and liabilities to be attributed to Liberty Media Group
    - Liberty Media Group expected to be renamed Formula One Group upon second closing
    - Ticker symbol expected to become FWON (A/B/K) at second closing
  - Chase Carey serving as Chairman of F1

Timing

- First closing completed 9/7
  - Liberty closed acquisition of 18.7% interest for $746m in cash[(1)]
  - Completed 0.4% follow-on investment on 10/27, taking ownership to 19.1% fully diluted
- Second closing (anticipated Q1-17)
  - Increase ownership to 100%[(2)] subject to necessary approvals[(3)]

Key Terms

- Offer equates to enterprise value of ~$8.0b[(4)] and equity value of ~$4.4b[(5)]
  - Sellers[(6)] to receive mix of cash, subordinated exchangeable note[(7)] issued by F1 and LMCK shares[(8)]
    - $1.1b cash sourced from Liberty Media Group
    - 138m LMCK shares equating to $2.9b in equity as of transaction announcement based on Reference Price[(9)] of $21.26
  - Existing F1 debt[(10)] of $4.1b[(11)] and cash of $0.7b[(11)], respectively, to be attributed to Formula One Group

(1) 18.7% of consideration = $821m, less $75m discount to Liberty to be repaid at second closing.
(2) Other than nominal number of shares held by certain teams.
(3) Including (i) anti-trust approval, (ii) shareholder vote and (iii) certain third party consents, including approval of FIA.
(4) Calculated at time of transaction announcement.
(5) $8.045b enterprise value less $3.4b net debt and $0.2b in deal-related adjustments; excludes up to $51m in contingent receivable assets. Consideration paid to selling shareholders to be increased, subject to certain conditions, including if contingent assets are recovered by F1.
(6) Selling shareholders of Delta Topco, parent company of F1.
(7) Exchangeable into LMCK stock; conversion price at 105% of LMCK Reference Price of $21.26.
(8) Ticker symbol expected to become FWONK at second closing.
(9) Calculated based on 5-day VWAP ending on second trading day pre-signing date.
(10) Non-recourse to Liberty.
(11) F1 cash and debt balances as of 7/31/2016.

13

Pro Forma Formula One Group Ownership Structure

- Liberty will issue 138m non-voting LMCK shares ($2,932m as of transaction announcement[1])
- Liberty has agreed to seek to raise additional funds from outside investors (including teams) to reduce equity payable to selling shareholders
  - Any such issuance would be on separate terms with new investors
  - Any benefit or loss from change in LMCK share price since time of transaction announcement will accrue to selling shareholders

Formula One Group Ownership

	% Economic	
	F1 Standalone (Pre-Transaction)	Pro Forma for Second Closing[2][3]
Malone	--	3.1%
Maffei	--	1.0%
Other Current Shareholders	--	31.2%
Liberty Media Group	--	35.3%
CVC	38.1%	24.7%
Waddell & Reed	20.5%	13.3%
LBI	12.1%	7.8%
Bambino Holdings	8.4%	5.4%
Management	6.1%	3.9%
Other[4]	14.7%	9.5%
F1	100.0%	64.7%
Total	***100.0%***	***100.0%***

PF Formula One Group Economic Ownership [2]


35.3%
64.7%
Liberty Media Group Existing Shareholders
F1 Existing Shareholders

Formula One Group Capitalization

	Pre-Transaction[2]	Pro Forma for Second Closing[2][3]
Share Count	83.7	237.4

Note: Shares issued to Sellers are non-voting Series C Liberty Media Group shares.
(1) Based on Reference Price of $21.26/share and assuming no additional funds placed with third party investors.
(2) Based on undiluted share count as of 7/31/2016 and assuming no additional funds placed with third party investors.
(3) Pro forma for dilutive impact of the $351m LMCK exchangeable security.
(4) Other investors including, but not limited to, Norges Bank, State Street, BlackRock and JP Morgan.

14